EXHIBIT 11.1

                 MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
             STATEMENT RE COMPUTATION OF NET INCOME PER SHARE (1)
                  Three Months Ended March 31, 1998 and 1997

                                                     Three Months Ended
                                                          March 31,
                                                     ------------------
                                                       1998      1997
                                                       ----      ----
                                                  (In thousands of dollars,
                                                   except per share data)
BASIC EARNINGS PER SHARE

Adjusted shares outstanding                           113,989   118,108
                                                      =======   =======

Net income                                            $94,047   $72,436
                                                      =======   =======

Basic earnings per share                              $  0.83   $  0.61
                                                      =======   =======
DILUTED EARNINGS PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding                   113,989   118,108
  Net shares to be issued upon exercise of
    dilutive stock options after applying
    treasury stock method                               1,752     1,215
                                                      -------   -------
  Adjusted shares outstanding                         115,741   119,323
                                                      =======   =======

Net income                                            $94,047   $72,436
                                                      =======   =======

Diluted earnings per share                            $  0.81   $  0.61
                                                      =======   =======

(1) The prior year share and per share amounts have been adjusted to reflect the Company's two-for-one stock split in the form of a 100% stock dividend effective June 2, 1997.